EXHIBIT 10.9
PROMISSORY NOTE

$100,000.00
Dated: May 6, 2013

 FOR VALUE RECEIVED, TRISTAR WELLNESS SOLUTIONS, a Nevada corporation (“Borrower”), promises to pay to the order of James S. Linderman, an individual (“Lender”), at 307 Springhouse Lane Hockessin DE 19707, or at such other place or ACH instructions as attached as Lender has herein designated in writing, the principal sum of One Hundred Thousand Dollars ($100,000), together with any outstanding interest on the unpaid principal balance at the rate of eighteen percent (18%) per annum, simple interest in lawful money of the United States of America, in accordance with the terms of this Promissory Note (the “Note”). Each month current simple interest of one and one half percent (1.5%) will be paid by Borrower to Lender as provided herein.

Concurrently with the execution of this Note, Borrower shall issue Lender the attached Warrants on the terms described. The entire unpaid principal balance of this Note, together with all accrued and unpaid interest, shall be due and payable in full on the Due Date of August 6, 2013.

Each of the following events shall constitute an Event of Default under this Note:

(a)	Borrower fails to pay to Lender any installment of principal or interest when due under this Note;

(b)	Borrower becomes insolvent, makes a general assignment for the benefit of its creditors; or a receiver or trustee shall be appointed over Borrower’s assets;

(c)
a proceeding of any nature under the Bankruptcy Code, as amended, or any state insolvency statute, is commenced by or against Borrower, which proceeding, if involuntary, is not dismissed within 30 days of its institution;

(d)	a writ of attachment or a garnishment is issued or made against any portion of Borrower’s property, assets or income; or

(e)	Borrower fails in any material respect to perform any covenant or agreement made by it in the Agreement of even date with this Note, between Borrower and Lender.

Upon the occurrence of an Event of Default, Lender, at its option and without notice to Borrower, may declare the entire unpaid principal balance of this Note to be immediately due and payable.  Neither Lender’s failure promptly to exercise its right to declare the outstanding principal hereunder to be immediately due and payable, nor Lender’s failure to demand strict performance of any other obligation of Borrower or any other person who may be liable hereunder, shall constitute a waiver of any such rights, nor a waiver of such rights in connection with any future default on the part of Borrower or any other person who may be liable hereunder.  During any period this Note is in default and after acceleration or maturity, the outstanding principal amount of this Note shall bear interest at the rate of eleven percent (11%) per annum.

In no event whatsoever shall the interest rate and other charges under this Note exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in the final determination, deem applicable to this Note.  If a court determines that Lender has received interest or other charges in excess of the highest rate applicable, Lender shall promptly, in its sole discretion, apply such amounts to the principal amount due on this Note or refund such amount to Borrower and the provisions of the Note will be deemed to be amended to provide for such permissible rate.

Borrower and all endorsees, sureties and guarantors hereof hereby jointly and severally waive presentment for payment, demand, notice of non-payment, notice of protest or protest of this Note and Lender diligence in collection or bringing suit and do hereby consent to any and all extensions of time, renewals, waivers or modifications as may be granted by Lender with respect to payment or any other provisions of this Note, and to the release of any collateral or any part thereof, with or without substitution.

Borrower’s liability under this Note shall be absolute and unconditional, without regard to the liability of any other party.  Borrower agrees to pay all of Lender’s costs incurred in the collection of this Note, including reasonable attorney’s fees.  This Note has been executed in, and shall be governed by and construed in accordance with the laws of, the State of Connecticut.

TriStar Wellness Solutions, Inc.

By:
John Linderman, Chief Executive Officer

LENDER:
 Name: James S. Linderman

Address: 307 Springhouse Lane Hockessin DE 19707

Phone Number: (302) 239-2026

EMAIL: james.s.linderman@gmail.com
Social Security:________________________

ACH or Wire Payment Instructions:

PLAN AGENT WIRE TRANSFER INSTRUCTIONS

Name of the Transferee:	Nicholas Lucas Hart Plan Agent ESC
BBK:	U.S. Bank N.A
ABA#:	091000022
BNF:	U.S. Bank Trust N.A.
Bank Account Number:	180121167365
Attn:	Angela Thompson
Bank Tel Number:	206-344-4675

Funds wired in name of TriStar Wellness Solutions